Exhibit 99.1

Microbot Medical® Granted Multiple New Patents, Further Strengthening Its Global Intellectual Property Portfolio

 The Company now holds 44 issued patents and 49 pending patents globally. Commercialization continues to advance across both U.S. and international markets.

HINGHAM, Mass., October 20, 2026 — Microbot Medical Inc. (Nasdaq: MBOT), developer and distributor of the innovative LIBERTY® Endovascular Robotic System, announced that it has received several new patent approvals across the U.S., Japan, China and Canada, further strengthening its global intellectual property portfolio as the Company continues to expand commercial adoption of the LIBERTY® System in the U.S. and position it for growth in key international markets as it pursues a CE Mark. As a result of these latest developments, the Company now holds 44 issued patents and 49 pending patent applications across North America, Europe, Israel, and Asia.

The patent approvals reflect the Company’s ongoing strategy to protect and maximize the value of its innovations through a growing global intellectual property portfolio. The Company believes that a strong patent estate is critical to supporting future market expansion and monetizing its novel technology.

“Our commercial growth since the launch of LIBERTY goes hand in hand with our strategy to enhance and strengthen our intellectual property portfolio while simultaneously building the global infrastructure needed to support broader market access for the LIBERTY System,” commented Dr. Sarit Garten, Director of Intellectual Property. “Our R&D and Business Development teams’ ongoing collaboration is resulting in a robust and diverse intellectual property portfolio, which we expect to expand significantly over the coming months. These developments align with our strategy for market entry into the EU and other jurisdictions.”

LIBERTY is the only FDA-cleared, single-use, remotely operated robotic system for peripheral endovascular procedures, and it is designed for precise vascular navigation while aiming to reduce radiation exposure and physical strain.

About Microbot Medical

Microbot Medical Inc. (NASDAQ: MBOT) is a commercial stage medical device company focused on transforming endovascular procedures through advanced robotic technology. Microbot’s LIBERTY® Endovascular Robotic System is the first single-use, remotely operated robotic solution designed for precision, efficiency and safety. Backed by a strong intellectual property portfolio and a commitment to innovation, Microbot is driving the future of endovascular care.

Learn more at www.microbotmedical.com and connect on LinkedIn and X.

Safe Harbor

Statements to future financial and/or operating results, future adoption of products, future growth in research, technology, clinical development, commercialization and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “contemplates,” “continues,” “could,” “forecasts,” “intends,” “may,” “might,” “possible,” “potential,” “predicts,” “projects,” “should,” “would,” “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the commercialization of the LIBERTY® Endovascular Robotic System, and in the development of future versions of or applications for the system, uncertainty in the results of regulatory pathways and regulatory approvals, uncertainty resulting from political, social and geopolitical conditions, disruptions resulting from new and ongoing hostilities between Israel and the Palestinians, Iran and other neighboring countries, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical® can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical® disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Contacts:

IR@microbotmedical.com

Media@microbotmedical.com